Marrone Bio Innovations Appoints Kevin Hammill as New Chief Commercial Officer

Executive With Proven Track Record Brings MBI Over 25 Years of Agrochemical and Biologicals Experience

DAVIS, Calif., May 07, 2018 — Marrone Bio Innovations, Inc. (NASDAQ:MBII) (MBI), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, is pleased to announce that Kevin Hammill has joined as Chief Commercial Officer.

Mr. Hammill brings over 25 years of leadership experience and broad commercial success in the crop protection (row crop, non-crop, horticulture, soil and seed), plant nutrition and biotechnology industries.

Most recently, Mr. Hammill was Chief Operating Officer at Pivot Bio, a startup company which harnesses the innate ability of naturally occurring microbes to provide crops with nutrients exactly when they need it the most. Prior to Pivot Bio, Hammill was at Valent USA, a division of Sumitomo Chemical, where he oversaw the U.S. Marketing Group, seed treatment business unit and Canadian business operations. Over his 12 years at Valent, Hammill created and directed new growth platforms, commercial alliances, licensing agreements, strategic initiatives and technology adoption that resulted in significant incremental growth and margin to the company.

Before Valent, Mr. Hammill had multiple sales and marketing management positions over the course of 12 years at BASF and American Cyanamid (acquired by BASF in 2000), such as Director of Marketing and Sales, Regional Sales Manager, and Product Manager. He established and implemented strategic direction for a multi-hundred million dollar product portfolio, overseeing global brands and intellectual property, negotiating and managing global licensing agreements with market-leading bioscience and biotechnology companies, identifying high potential market segments, and developing key strategic alliances. As the Director of Sales and Marketing, Mr. Hammill managed the business unit P&L and led a team of marketing, sales, and technical development professionals. In the role of Regional Sales and National Accounts Manager, he managed a high-caliber sales team and was responsible for forging a productive relationship with distribution customers to facilitate the attainment of mutual business goals.

Mr. Hammill has a Bachelor of Science degree in Agriculture and a Master’s degree in Agriculture Business from the University of Guelph, Ontario, Canada.

“I joined MBI because I believe that their highly-effective and widely respected biological products have tremendous potential in the market. I look forward to leveraging my more than two decades of commercial leadership experience to drive forward MBI’s growth plans,” said Mr. Hammill, Chief Commercial Officer of MBI.

“I am thrilled to have someone with Kevin’s acumen and track record of proven results lead our commercial business and collaborate with the rest of our leadership team to grow our sales and enhance value to our shareholders, employees and customers,” said Pam Marrone, CEO and Founder of MBI.

About Marrone Bio Innovations

Bio With Bite.

Marrone Bio Innovations, Inc. (NASDAQ:MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. MBI’s effective and environmentally responsible pest management solutions help customers operate more sustainably while uniquely improving plant health and increasing crop yields. MBI’s currently available commercial products are Regalia®, Grandevo®, Venerate®, Majestene®, Haven® StargusTM and AmplitudeTM, ZeltoTM and Zequanox®. MBI also distributes Bio-tam 2.0® for Isagro USA and Jet-Ag® for Jet Harvest in most regions of the U.S.

Marrone Bio Innovations is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers, turf managers and consumers around the globe. For more information, please visit www.marronebio.com.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include the potential of our new Chief Commercial Officer to drive sales, provide market projections, and realize the potential benefits of our products. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including weather, regulatory and other factors affecting demand for the MBI’s products, any difficulty in marketing MBI’s products in its target markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.

Marrone Bio Innovations Contacts:
Pam Marrone, CEO and Founder
Telephone: +1 (530) 750-2800
Email: Info@marronebio.com

MBI Investor Relations:
Greg Falesnik
Managing Director
MZ Group – MZ North America
Main: 949-385-6449
MBII@mzgroup.us
www.mzgroup.us